LifeVantage Announces Financial Results for Fiscal Year 2016 and the First Quarter of Fiscal 2017

Company files Forms 10-K and 10-Q for periods ended June 30, 2016 and
September 30, 2016, respectively
Expects to regain compliance with Nasdaq listing rules
First Quarter of Fiscal 2017 Revenue Increased 21.0% year-over-year
Fourth Quarter of Fiscal Year 2016 Revenue Increased 17.1% year-over-year
Fiscal Year 2016 Revenue Increased 8.5% to $206.5 million
Company Initiates Fiscal 2017 Guidance

Salt Lake City, UT, December 12, 2016, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its fourth fiscal quarter and full fiscal year ended June 30, 2016; and its first fiscal quarter of 2017.

“Today we filed our Form 10-K for fiscal 2016 and our Form 10-Q for the first fiscal quarter of 2017 and are again current with our SEC filings, which puts us back into compliance with our loan covenants and is expected to put us back into compliance with Nasdaq listing rules,” stated LifeVantage President and Chief Executive Officer Darren Jensen. “This unanticipated delay in our financial reporting was necessary as we look to ensure that we have the appropriate internal policies and procedures in place to support our international growth.”

First Quarter Fiscal 2017 Highlights:

•	Revenue increased 21.0% to $54.9 million, compared to $45.4 million in the first fiscal quarter of 2016;

•	Revenue in the Americas increased 15.6% and revenue in Asia/Pacific & Europe increased 38.9%, both when compared to the comparable period of fiscal 2016;

•	Adjusted EBITDA decreased 2.8% to $4.3 million, compared to $4.5 million in the comparable period of fiscal 2016;

•	Earnings per diluted share were $0.08, compared to $0.08 in the first fiscal quarter of 2016; and

•	Adjusted earnings per diluted share were $0.13, compared to $0.13 in the first fiscal quarter of 2016.

Fourth Quarter Fiscal 2016 Highlights:

•	Revenue increased 17.1% to $53.0 million, compared to $45.3 million in the fourth fiscal quarter of 2015;

•	Revenue in the Americas increased 17.1% and revenue in Asia/Pacific & Europe increased 16.9%, both when compared to the comparable period of fiscal 2015;

•	Adjusted EBITDA increased 78.3% to $5.6 million, compared to $3.1 million in the comparable period of fiscal 2015;

•	Earnings per diluted share increased to $0.16, compared to $0.02 in the fourth fiscal quarter of 2015; and

•	Adjusted earnings per diluted share increased to $0.22, compared to $0.05 in the fourth fiscal quarter of 2015.

Fiscal Year 2016 Highlights:

•	Revenue increased 8.5% to $206.5 million, compared to $190.3 million in fiscal 2015;

•	Revenue in the Americas increased 14.6% and revenue in Asia/Pacific & Europe decreased 7.6%, both when compared to fiscal 2015;

•	Adjusted EBITDA increased 12.7% to $19.7 million, compared to $17.4 million in fiscal 2015;

•	Earnings per diluted share decreased 16.1% to $0.41, compared to $0.49 in fiscal 2015; and

•	Adjusted earnings per diluted share increased 31.8% to $0.62, compared to $0.47 in fiscal 2015.

First Quarter Fiscal 2017 Results
For the first fiscal quarter ended September 30, 2016, the Company reported revenue of $54.9 million, a 21.0% increase compared to $45.4 million for the comparable period in fiscal 2016. Year-over-year quarterly revenue reflects an increase of 15.6% in the Americas and a 38.9% increase in the Asia/Pacific & Europe region. Revenue for the first fiscal quarter of 2017 was positively impacted by $2.1 million, or 4.6%, by foreign currency fluctuations, primarily associated with revenue in Japan.

Commissions and incentives expense for the first fiscal quarter of 2017 was $26.3 million, or 47.9% of revenue, compared to $22.0 million, or 48.6% of revenue, for the same period in fiscal 2016. Selling, general and administrative expense (SG&A) for the fourth fiscal quarter of 2016 was $17.8 million, or 32.4% of revenue, compared to $13.7 million, or 30.1% of revenue, in the comparable period of fiscal 2016.

Operating income for the first fiscal quarter of 2017 was $2.0 million, compared to $2.7 million for the first fiscal quarter of 2016. Operating income during the first quarter of fiscal 2017 included approximately $1.0 million of costs associated with the Audit Committee’s independent review. Operating income during the first fiscal quarter of 2016 included approximately $1.1 million of executive transition costs. Adjusted EBITDA was $4.3 million for the first fiscal quarter of 2017, compared to $4.5 million for the comparable period in fiscal 2016.

Net income for the first fiscal quarter of 2017 was $1.2 million, or $0.08 per diluted share, calculated on 14.5 million fully diluted shares. This compares to net income for the first fiscal quarter of 2016 of $1.1 million, or $0.08 per diluted share, calculated on 13.8 million fully diluted shares. Adjusted for costs associated with the audit committee’s independent review of $0.7 million, net of tax, adjusted Non-GAAP net income was $1.9 million for the first fiscal quarter of 2017, or $0.13 per diluted share; compared to $1.7 million, or $0.13 per diluted share for the comparable period of fiscal 2016. Non-GAAP adjustments to net income during the first fiscal quarter of 2016 included $0.7 million of executive team transition costs, net of tax.

Fourth Quarter Fiscal 2016 Results
For the fourth fiscal quarter ended June 30, 2016, the Company reported revenue of $53.0 million, a 17.1% increase compared to $45.3 million for the comparable period in fiscal 2015. Year-over-year quarterly revenue reflects an increase of 17.1% in the Americas and a 16.9% increase in the

Asia/Pacific & Europe region. Revenue for the fourth fiscal quarter of 2016 was positively impacted by $0.9 million, or 2.1%, by foreign currency fluctuations, primarily associated with revenue in Japan.

Commissions and incentives expense for the fourth fiscal quarter of 2016 was $25.6 million, or 48.3% of revenue, compared to $21.7 million, or 47.8% of revenue, for the same period in fiscal 2015. Selling, general and administrative expense (SG&A) for the fourth fiscal quarter of 2016 was $14.0 million, or 26.3% of revenue, compared to $14.8 million, or 32.6% of revenue, in the comparable prior year period.

Operating income for the fourth fiscal quarter of 2016 was $4.1 million, compared to $1.6 million for the fourth fiscal quarter of 2015. Operating income during the fourth quarter of fiscal 2015 included approximately $0.7 million of executive transition expenses. Adjusted EBITDA was $5.6 million for the fourth fiscal quarter of 2016, compared to $3.1 million for the comparable period in fiscal 2015.

Net income for the fourth fiscal quarter of 2016 was $2.4 million, or $0.16 per diluted share, calculated on 14.6 million fully diluted shares. This compares to net income for the fourth fiscal quarter of 2015 of $0.2 million, or $0.02 per diluted share, calculated on 13.8 million fully diluted shares. Adjusted primarily for a write-off of capitalized software development costs of $0.8 million, net of tax, adjusted Non-GAAP net income was $3.2 million for the fourth fiscal quarter of 2016, or $0.22 per diluted share; compared to $0.7 million, or $0.05 per diluted share for the comparable prior year period. Non-GAAP adjustments to net income during the fourth fiscal quarter of 2015 included $0.5 million of executive team transition costs, net of tax.

Fiscal 2016 Full Year Results
For the fiscal year ended June 30, 2016, the Company reported net revenue of $206.5 million, an increase of 8.5% compared to $190.3 million for fiscal 2015. Revenue in the Americas increased 14.6%, while revenue in Asia/Pacific & Europe decreased 7.6% due predominantly to lower sales in Japan that occurred primarily during the first quarter of fiscal 2016. Revenue for fiscal year 2016 was negatively impacted $1.8 million, or 1.0%, by foreign currency fluctuations associated with revenue generated in several international markets.
Commissions and incentives expense for fiscal 2016 was $103.1 million, or 49.9% of revenue, compared to $91.0 million, or 47.8% of revenue, for fiscal 2015. Selling, general and administrative expense (SG&A) for fiscal 2016 was $56.1 million, or 27.1% of revenue, compared to $57.4 million, or 30.1% of revenue, in the prior year.
Operating income for fiscal 2016 was $13.4 million, compared to $13.9 million for fiscal 2015. Operating income for the fiscal year ended June 30, 2016 includes $1.7 million of the previously announced executive transition expenses and costs associated with the reverse split during fiscal 2016. Operating income in fiscal 2015 includes the benefit of approximately $2.0 million from proceeds recovered and related to the Company's December 2012 product recall, partially offset by severance and executive team transition costs of $1.4 million. Adjusted EBITDA was $19.7 million for the full fiscal year of 2016, compared to $17.4 million in fiscal 2015.

Net income for fiscal 2016 was $6.0 million, or $0.41 per diluted share, compared to $7.0 million, or $0.49 per diluted share for fiscal 2015. On a tax adjusted basis, adjusting for previously announced executive transition expenses and costs associated with the reverse split of $1.2 million, collectively, along with a $0.8 million write-off of capitalized software development costs and a $1.1 million write-off of deferred debt transaction costs during fiscal 2016, adjusted Non-GAAP net income for the fiscal year ended June 30, 2016 was $9.1 million, or $0.62 per diluted share. On a tax adjusted basis, adjusting for the one-time insurance benefit during fiscal 2015 of $1.3 million, partially offset by $0.9 million of executive transition costs, adjusted Non-GAAP net income for the fiscal year ended June 30, 2015 was $6.6 million or $0.47 per diluted share.

Balance Sheet & Liquidity
The Company generated $6.0 million of cash from operations during fiscal year 2016 and $2.9 million of cash from operations during the first quarter of fiscal 2017, compared to $13.2 million and $2.8 million during the same respective prior year periods. The year-over-year reduction in cash provided by operations during fiscal 2016 primarily relates to increased inventory investments during the fiscal year. The Company's cash and cash equivalents at September 30, 2016 were $10.2 million compared to $7.9 million at the end of fiscal year 2016.

“We reported strong year-over-year revenue growth in both the fourth fiscal quarter of 2016 and the first fiscal quarter of 2017,” commented LifeVantage President and Chief Executive Officer Darren Jensen. “However, we anticipate some revenue disruptions near-term from recent policy changes affecting some international markets.”

Fiscal Year 2017 Guidance
The Company is introducing fiscal year 2017 annual guidance. The Company expects to generate revenue in the range of $207 million to $212 million during fiscal year 2017, and anticipates adjusted earnings per diluted share in the range of $0.40 to $0.47. The Company’s earnings per diluted share guidance excludes any non-operating or non-recurring expenses that may materialize during fiscal 2017, including estimated costs of $2.5million to $3.0 million associated with the recently completed review by the Audit Committee of the Board of Directors.

Second Quarter of Fiscal 2017 Outlook
The company is providing its revenue outlook for the second fiscal quarter of 2017 ending December 31, 2016. During the second fiscal quarter of 2017, the Company anticipates revenue in the range of $48 million to $49 million. It is not the Company’s practice to provide quarterly revenue guidance, nor is it the Company’s intention to provide quarterly guidance on an ongoing basis.

Conference Call Information
The Company will hold an investor conference call today at 3:00 p.m. MST (5:00 p.m. EST). Investors interested in participating in the live call can dial (888) 820-9408 from the U.S. International callers can dial (913) 312-0647. A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, December 19, 2016, by dialing (877) 870-5176 from the U.S. and entering confirmation code 2517311, or (858) 384-5517 from international locations, and entering confirmation code 2517311.

There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events.cfm. The webcast will be archived for approximately 30 days.

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq:LFVN), is a science-based direct selling company dedicated to visionary science that looks to transform health, wellness and anti-aging internally and externally at the cellular level. The company is the maker of Protandim® Nrf2 and NRF1 Synergizers, its line of scientifically-validated dietary supplements, the TrueScience® Anti-Aging Skin Care Regimen, Canine Health®, the AXIO® energy product line and the PhysIQ™ Smart Weight Management System. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. www.lifevantage.com

Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe", "hopes", "intends", "estimates", "expects", "projects", "plans", "anticipates", "look forward to", "goal", “may be” "ideal fit", and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our leadership in the global market, new product launches, the effectiveness of our policies and procedures, future growth and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

About Non-GAAP Financial Measures

We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income and Earnings per Share as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period.

We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The tables set forth below present Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:
Cindy England
Director of Investor Relations
(801) 432-9036
cengland@lifevantage.com

-or-
Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com

Company Relations Contact:
John Genna
Vice President of Communications and Corporate Partnerships
(801) 432-9172
jgenna@lifevantage.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share data)	As of
ASSETS	September 30, 2016	June 30, 2016
Current assets
Cash and cash equivalents	$10,225	$7,883
Accounts receivable	1,434	1,552
Income tax receivable	133	—
Inventory, net	23,917	25,116
Current deferred income tax asset	—	2,776
Prepaid expenses and deposits	3,863	5,082
Total current assets	39,572	42,409

Property and equipment, net	3,163	3,456
Intangible assets, net	1,731	1,744
Long-term deferred income tax asset	3,906	1,130
Other long-term assets	1,424	1,520
TOTAL ASSETS	$49,796	$50,259
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,730	$8,891
Commissions payable	7,484	7,719
Income tax payable	—	1,206
Other accrued expenses	9,494	8,734
Current portion of long-term debt	2,000	2,000
Total current liabilities	26,708	28,550

Long-term debt
Principal amount	7,000	7,500
Less: unamortized discount and deferred offering costs	(84)	(91)
Long-term debt, net of unamortized discount and deferred offering costs	6,916	7,409
Other long-term liabilities	2,090	2,169
Total liabilities	35,714	38,128
Commitments and contingencies
Stockholders' equity
Preferred stock - par value $.001 per share, 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock - par value $.001 per share, 250,000 shares authorized and 14,059 and 14,028 issued and outstanding as of September 30, 2016 and June 30, 2016, respectively	14	14
Additional paid-in capital	120,830	120,150
Accumulated deficit	(106,896)	(108,076)
Accumulated other comprehensive loss	134	43
Total stockholders’ equity	14,082	12,131
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,796	$50,259

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)

	For the Three Months Ended September 30,
	2016	2015
(In thousands, except per share data)
Revenue, net	$54,894	$45,352
Cost of sales	8,832	6,975
Gross profit	46,062	38,377

Operating expenses:
Commissions and incentives	26,296	22,043
Selling, general and administrative	17,780	13,663
Total operating expenses	44,076	35,706
Operating income	1,986	2,671

Other expense:
Interest expense	(137)	(749)
Other expense, net	(171)	(216)
Total other expense	(308)	(965)
Income before income taxes	1,678	1,706
Income tax expense	(498)	(640)
Net income	$1,180	$1,066
Net income per share:
Basic	$0.09	$0.08
Diluted	$0.08	$0.08
Weighted average shares outstanding:
Basic	13,820	13,709
Diluted	14,466	13,830

Other comprehensive income, net of tax:
Foreign currency translation adjustment	91	17
Other comprehensive income, net of tax:	91	17
Comprehensive income	$1,271	$1,083

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Revenue by Region
(unaudited)

	For the Three Months Ended September 30,
	2016		2015
(In thousands)
Americas	$40,135	73%	$34,726	77%
Asia/Pacific & Europe	14,759	27%	10,626	23%
Total	$54,894	100%	$45,352	100%

	Active Independent Distributors (1)
	(unaudited)

	September 30,
	2016		2015
Americas	48,000	71%	44,000	69%
Asia/Pacific & Europe	20,000	29%	20,000	31%
Total	68,000	100%	64,000	100%

	Active Preferred Customers (2)
	(unaudited)

	September 30,
	2016		2015
Americas	91,000	80%	93,000	82%
Asia/Pacific & Europe	23,000	20%	21,000	18%
Total	114,000	100%	114,000	100%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Preferred Customers have purchased product in the prior three months for personal consumption only.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA:
(Unaudited)

	For the Three Months Ended September 30,
	2016	2015
(In thousands)
GAAP Net income	$1,180	$1,066
Interest Expense	137	749
Provision for income taxes	498	640
Depreciation and amortization	412	531
Non-GAAP EBITDA:	2,227	2,986
Adjustments:
Stock compensation expense	939	192
Other expense, net	171	216
Other adjustments*	1,011	1,079
Total adjustments	2,121	1,487
Non-GAAP Adjusted EBITDA	$4,348	$4,473

*Other adjustments for the three months ended September 30, 2016 include approximately $1.0 million for costs associated with the audit committee independent review. Other adjustments for the three months ended September 30, 2015 include approximately $0.7 million for executive severance expenses and $0.4 million for search firm and hiring expenses associated with the search for executive officers.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS:
(Unaudited)

	For the Three Months Ended September 30,
	2016	2015
(In thousands)
GAAP Net income	$1,180	$1,066
Executive team severance expenses (1)	—	423
Executive team recruiting and transition expenses (2)	—	251
Audit committee independent review expenses (3)	711	—
Non-GAAP Net Income:	$1,891	$1,740

	For the Three Months Ended September 30,
	2016	2015

Diluted earnings per share, as reported	$0.08	$0.08
Executive team severance expenses (1)	—	0.03
Executive team recruiting and transition expenses (2)	—	0.02
Audit committee independent review expenses (3)	0.05	—
Diluted earnings per share, as adjusted	$0.13	$0.13

(1) Net of $254,000 in tax expense for the three months ended September 30, 2015
(2) Net of $151,000 in tax expense for the three months ended September 30, 2015
(3) Net of $711,000 in tax expense for the three months ended September 30, 2016

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share data)	As of
ASSETS	June 30, 2016	June 30, 2015
Current assets
Cash and cash equivalents	$7,883	$13,905
Accounts receivable	1,552	1,031
Income tax receivable	—	2,179
Inventory, net	25,116	9,248
Current deferred income tax asset	2,776	1,117
Prepaid expenses and deposits	5,082	2,995
Total current assets	42,409	30,475

Property and equipment, net	3,456	5,759
Intangible assets, net	1,744	1,879
Long-term deferred income tax asset	1,130	235
Other long-term assets	1,520	1,433
TOTAL ASSETS	$50,259	$39,781
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$8,891	$2,614
Commissions payable	7,719	6,505
Income tax payable	1,206	—
Other accrued expenses	8,734	5,600
Current portion of long-term debt	2,000	11,141
Total current liabilities	28,550	25,860

Long-term debt
Principal amount	7,500	10,484
Less: unamortized discount and deferred offering costs	(91)	(1,951)
Long-term debt, net of unamortized discount and deferred offering costs	7,409	8,533
Other long-term liabilities	2,169	2,063
Total liabilities	38,128	36,456
Commitments and contingencies
Stockholders' equity
Preferred stock - par value $.001 per share, 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock - par value $.001 per share, 250,000 shares authorized and 14,028 and 13,958 issued and outstanding as of June 30, 2016 and 2015, respectively	14	14
Additional paid-in capital	120,150	117,657
Accumulated deficit	(108,076)	(114,095)
Accumulated other comprehensive income (loss)	43	(251)
Total stockholders’ equity	12,131	3,325
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,259	$39,781

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Three Months Ended June 30, (Unaudited)		For the Twelve Months Ended June 30,
	2016	2015	2016	2015
(In thousands, except per share data)
Revenue, net	$53,033	$45,301	$206,540	$190,336
Cost of sales	9,401	7,293	33,932	28,010
Gross profit	43,632	38,008	172,608	162,326

Operating expenses:
Commissions and incentives	25,595	21,668	103,120	91,074
Selling, general and administrative	13,957	14,782	56,074	57,353
Total operating expenses	39,552	36,450	159,194	148,427
Operating income	4,080	1,558	13,414	13,899

Other income expense:
Interest expense	(145)	(746)	(3,321)	(3,087)
Other expense, net	(1,153)	(103)	(1,409)	(159)
Total other expense	(1,298)	(849)	(4,730)	(3,246)
Income before income taxes	2,782	709	8,684	10,653
Income tax expense	(432)	(483)	(2,665)	(3,666)
Net income	$2,350	$226	$6,019	$6,987
Net income per share:
Basic	$0.17	$0.02	$0.44	$0.50
Diluted	$0.16	$0.02	$0.41	$0.49
Weighted average shares outstanding:
Basic	13,758	13,687	13,730	13,899
Diluted	14,640	13,786	14,531	14,150

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	167	(57)	294	(135)
Other comprehensive income (loss), net of tax:	167	(57)	294	(135)
Comprehensive income	$2,517	$169	$6,313	$6,852

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Revenue by Region

	For the Three Months Ended June 30, (unaudited)				For the Twelve Months Ended June 30,
	2016		2015		2016		2015
(In thousands)
Americas	$39,498	74%	$33,723	74%	$158,291	77%	$138,118	73%
Asia/Pacific & Europe	13,535	26%	11,578	26%	48,249	23%	52,218	27%
Total	$53,033	100%	$45,301	100%	$206,540	100%	$190,336	100%

	Active Independent Distributors (1)
	(unaudited)

	June 30,
	2016		2015
Americas	49,000	71%	44,000	68%
Asia/Pacific & Europe	20,000	29%	21,000	32%
Total	69,000	100%	65,000	100%

	Active Preferred Customers (2)
	(unaudited)

	June 30,
	2016		2015
Americas	95,000	81%	94,000	82%
Asia/Pacific & Europe	22,000	19%	21,000	18%
Total	117,000	100%	115,000	100%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Preferred Customers have purchased product in the prior three months for personal consumption only.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA:
(Unaudited)

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
	2016	2015	2016	2015
(In thousands)
GAAP Net income	$2,350	$226	$6,019	$6,987
Interest Expense	145	746	3,321	3,087
Provision for income taxes	432	483	2,665	3,666
Depreciation and amortization	471	547	1,895	2,285
Non-GAAP EBITDA:	3,398	2,002	13,900	16,025
Adjustments:
Stock compensation expense	1,045	301	2,621	1,806
Other expense, net	1,153	103	1,409	159
Other adjustments*	(7)	729	1,720	(554)
Total adjustments	2,191	1,133	5,750	1,411
Non-GAAP Adjusted EBITDA	$5,589	$3,135	$19,650	$17,436

*Other adjustments for the twelve months ended June 30, 2016 include approximately $0.7 million for executive severance expenses, $0.9 million for search firm and hiring expenses associated with the search for executive officers, and $0.1 million for expenses associated with the reverse stock split completed during October 2015. Other adjustments for the twelve months ended June 30, 2015 include a ($2.0) million reduction for a one-time pretax benefit from settlement proceeds, $0.6 million in CEO severance expenses and $0.9 million in search firm expenses. Other adjustments for the three months ended June 30, 2016 include approximately ($7,000) for net severance, search firm and hiring expenses. Other adjustments for the three months ended June 30, 2015 include $0.7 million in search firm expenses.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS:
(Unaudited)

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
	2016	2015	2016	2015
(In thousands)
GAAP Net income	$2,350	$226	$6,019	$6,987
Executive team severance expenses (1)	(31)	—	438	371
Executive team recruiting and transition expenses (2)	26	478	643	577
Reverse split administrative expenses (3)	—	—	110	—
Write-off of deferred debt transaction costs (4)	—	—	1,070	—
Write-off of capitalized software development costs (5)	822	—	822	—
Insurance proceeds from product recall (6)	—	—	—	(1,312)
Non-GAAP Net Income:	$3,167	$704	$9,102	$6,623

	For the Three Months Ended June 30,		For the Twelve Months Ended June 30,
	2016	2015	2016	2015

Diluted earnings per share, as reported	$0.16	$0.02	$0.41	$0.49
Executive team severance expenses (1)	—	—	0.03	0.03
Executive team recruiting and transition expenses (2)	—	0.03	0.04	0.04
Reverse split administrative expenses (3)	—	—	0.01	—
Write-off of deferred debt transaction costs (4)	—	—	0.07	—
Write-off of capitalized software development costs (5)	0.06	—	0.06	—
Insurance proceeds from product recall (6)	—	—	—	(0.09)
Diluted earnings per share, as adjusted	$0.22	$0.05	$0.62	$0.47

(1) Net of ($14,000) and $194,000 in tax expense (benefit) for the three and twelve months ended June 30, 2016, and net of $194,000 in tax expense for the twelve months ended June 30, 2015
(2) Net of $12,000 and $285,000 tax expense for the three and twelve months ended June 30, 2016, respectively, and net of $251,000 and $303,000 in tax expense for the three and twelve months ended June 30, 2015

(3) Net of $49,000 tax expense for the twelve months ended June 30, 2016
(4) Net of $474,000 tax expense for the twelve months ended June 30, 2016
(5) Net of $364,000 tax expense for the three and twelve months June 30, 2015
(6) Net of $688,000 tax benefit for the twelve months ended June 30, 2015